As filed with the Securities and Exchange Commission on March 16, 2022

Registration No. 333-241665

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATHENEX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-1985966
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Main Street, Suite 600

Buffalo, NY 14203

(716) 427-2950

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Johnson Y.N. Lau

Chief Executive Officer

Athenex, Inc.

1001 Main Street, Suite 600

Buffalo, NY 14203

(716) 427-2950

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alexander R. McClean, Esq.

Margaret K. Rhoda, Esq.

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, NY 14604

(585) 232-6500

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-241665) (the “Registration Statement”) of Athenex, Inc. (the “Registrant”) is being filed because the Registrant expects that it will no longer be a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act) upon the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 for the purpose of adding disclosure in the Registration Statement required for a registrant other than a well-known seasoned issuer and making certain other amendments. All filing fees payable in connection with the registration of the shares covered by this Post-Effective Amendment No. 1 were paid by the Registrant at the time of the initial filing of the Registration Statement.

PROSPECTUS

Athenex, Inc.

908,393 Shares of Common Stock Offered by the Selling Stockholders

This prospectus relates to the offer and resale by the selling stockholders identified herein of up to 908,393 shares of our common stock, par value $0.001 per share (“Common Stock”). This prospectus provides you with a general description of the securities listed above. You should carefully read this prospectus and the documents incorporated by reference before buying any of the securities being offered.

The registration of shares of Common Stock hereunder does not mean that the selling stockholders will actually offer or sell the full number of shares being registered pursuant to this prospectus. The selling stockholders may sell the shares of Common Stock and other securities registered hereby from time to time. The shares of Common Stock may be offered and sold by any selling stockholders through public or private transactions, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may retain underwriters, dealers or agents from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

We will receive no proceeds from any sale by selling stockholders of the securities covered by this prospectus, but we may, in some cases, pay certain registration and offering fees and expenses on their behalf.

Our Common Stock is traded on The Nasdaq Global Select Market under the symbol “ATNX.” On March 9, 2022, the last reported sale price of our Common Stock on The Nasdaq Global Select Market was $1.00 per share.

Investing in our Common Stock involves a high degree of risk. You should carefully read the information included and incorporated by reference into this prospectus for a discussion of the factors you should consider in determining whether to invest in our securities, including the discussion of risks described under “Risk Factors” beginning on page 2 of this prospectus, before making a decision to invest in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 16, 2022

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement we or the selling stockholders have authorized for use in connection with this offering. We and the selling stockholders have not authorized anyone to provide you with different information. We and the selling stockholders are not making an offer to sell or seeking an offer to buy securities under this prospectus or any applicable prospectus supplement in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein, are accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security.

i

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling stockholders described in the section of this prospectus entitled “Selling Stockholders” (hereinafter defined as “Selling Stockholders”) of up to 908,393 shares of our common stock, $0.001 par value per share (the “Common Stock”).

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell the shares of common stock described in this prospectus in one or more offerings. In a prospectus supplement, we may also add, update, or change the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with any applicable prospectus supplement and the documents incorporated by reference into this prospectus and any applicable prospectus supplement, will include all material information relating to this offering. Before buying any of the securities being offered, you should carefully read this prospectus and any applicable prospectus supplement, together with the additional information described in the section entitled “Where You Can Find Additional Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “Athenex”, “Company”, “we”, “us”, and “our” refer to Athenex, Inc. and its subsidiaries.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and section 27A of the Securities Act of 1933, as amended (the “Securities Act”). All statements other than statements of historical fact are “forward-looking statements” for purposes of this prospectus. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “mission,” “preliminary,” “plan,” “potentially,” “predict,” “probable,” “project,” “promising,” “seek,” “should,” “strategy,” “will,” “would” and similar expressions and variations thereof.

Forward-looking statements appear in a number of places throughout this prospectus and the documents that we incorporate by reference herein, and include statements based largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs, such as:

•	the substantial doubt about our ability to continue as a going concern and the volatility of our financial results;

•	our strategic pivot to focus on our cell therapy platform and our plan to dispose of non-core assets;

•	our ability to obtain additional financing to fund our operations and to refinance, extend or repay our substantial indebtedness owed to our senior secured lender;

•	the material weakness in our internal control over financial reporting;

•	the development stage of our primary clinical candidates and related risks involved in drug development, clinical trials, regulation, uncertainties around regulatory reviews and approvals;

•	the Company’s ability to scale its manufacturing and commercial supply operations for current and future approved products, and ability to commercialize our products, once approved;

•	the Company’s ability to successfully demonstrate the safety and efficacy of its drug candidates and gain approval of its drug candidates on a timely basis, if at all;

•	the preclinical and clinical results for Company’s drug candidates, which may not support further development of such drug candidates;

•

the Company’s ability to successfully integrate the business of Kuur into its existing businesses, including uncertainties associated with maintaining relationships with customers, vendors and employees, as well as differences in operations, cultures, and management philosophies that may delay successful integration and our ability to support the added cost burden of Kuur’s business;

ii

•	counterparty performance, including the Company’s reliance on third parties for success in certain areas of its business;

•	risks and uncertainties inherent in litigation, including purported stockholder class actions;

•	risks and uncertainties related to the COVID-19 pandemic and other macroeconomic factors, like the war in Ukraine, on the Company’s operations, supply chain, cash flow and financial condition;

•	competition;

•	intellectual property risks;

•	uncertainties around the Company’s ability to successfully integrate acquired and merged businesses in a timely and cost-effective manner and to achieve synergies;

•	risks relating to doing business internationally and in China;

•

the risk of development, operational delays, production slowdowns or stoppages or other interruptions at our manufacturing facilities as well as our ability to find alternative sources of supply to meet our obligations and requirements; and

•	the industry in which the Company operates and the trends that may affect the industry or the Company.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business. In light of these risks, uncertainties and assumptions, actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not rely on these forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

iii

PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about the Company that is not included in, or delivered with, this prospectus. Before making an investment, you should read the entire prospectus and any amendment carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC. This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at 1001 Main Street, Suite 600, Buffalo, NY, 14203, United States.

Company Overview

We are a global biopharmaceutical company dedicated to becoming a leader in the discovery, development and commercialization of next generation drugs for the treatment of cancer. Our mission is to improve the lives of cancer patients by creating more effective, safer and tolerable treatments. We are organized around three platforms, an Oncology Innovation Platform, a Commercial Platform and a Global Supply Chain Platform. Our current clinical pipeline in the Oncology Innovation Platform is derived from the following core technologies: (1) Cell Therapy, (2)

Orascovery, based on a P-glycoprotein (“P-gp”) pump inhibitor, and (3) Src Kinase inhibition. We have assembled a strong and experienced leadership team and have established global operations across the pharmaceutical value chain to execute our goal of becoming a global leader in bringing innovative cancer treatments to the market and improving health outcomes.

Corporate Information

We were originally formed under the laws of the state of Delaware in November 2003 under the name Kinex Pharmaceuticals, LLC. In December 2012, we converted from a limited liability company to a Delaware corporation, Kinex Pharmaceuticals, Inc. In August 2015, we amended and restated our certificate of incorporation to change our name to Athenex, Inc. Our principal executive offices are located at 1001 Main Street, Suite 600, Buffalo, New York 14203, and our telephone number is (716) 427-2950. Our website address is www.athenex.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The Offering

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell up to an aggregate of 908,393 shares of Common Stock in one or more offerings. Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the Selling Stockholders for offer and sale, we are referring to the 908,393 shares of Common Stock that are being registered pursuant to the terms of the (1) Registration Rights Agreement, dated as of June 19, 2020, by and among the Company and the Selling Stockholders and (2) those certain Warrants issued by the Company to each of the Selling Stockholders (the “Warrants,” together with the Registration Rights Agreement, the “Registration Rights Agreements”). When we refer to the Selling Stockholders in this prospectus, we are referring to the holders of registration rights under the Registration Rights Agreements and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. See “Selling Stockholders” beginning on page 2 of this prospectus. The shares of Common Stock may be offered and sold by the Selling Stockholders through public or private transactions, at market prices prevailing at the time of sale or at negotiated prices. The Selling Stockholders may retain underwriters, dealers or agents from time to time. We do not expect to provide a prospectus supplement containing further information regarding the resale of our Common Stock by the Selling Stockholders.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before deciding whether to invest in our Common Stock, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any updates in our Quarterly Reports on Form 10-Q filed with the SEC, which are incorporated by reference into this prospectus and any prospectus supplement we may file. For further details, see the sections entitled “Where You Can Find More Information” and “Incorporation by Reference.” Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The risks referred to above are not the only ones that may exist. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also become important factors that affect us. If any of the risks or uncertainties described in our SEC filings or any such additional risks and uncertainties actually occur, it could harm our business, financial condition and results of operations and growth prospects. In such an event, the market price of our common stock could decline, and you may lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the shares of our Common Stock offered for resale by the Selling Stockholders, but we may, in some cases, pay certain registration and offering fees and expenses on their behalf.

The shares of our Common Stock covered by this prospectus are issuable upon exercise of the Warrants to purchase an aggregate of 908,393 shares of Common Stock. The cash exercise price for 50% of the shares underlying the Warrants is $12.63 per share. The cash exercise price for the other 50% of the shares underlying the Warrants is $1.10 per share, which is equal to the 30-day trailing volume weighted average price of the Common Stock as of February 14, 2021. We expect to use any cash proceeds from the exercise of Warrants for general corporate purposes. The Warrants are exercisable on a net exercise cashless basis. If any of the Warrants are exercised on a cashless basis, we would not receive any cash payment from the applicable selling securityholder upon any such exercise of the Warrants.

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the Selling Stockholders identified in the table below of an aggregate of up to 908,393 shares of our Common Stock. Each of the Selling Stockholders is an affiliate of a broker dealer, however, the Selling Stockholders have each represented to us that it purchased all of the securities registered by the registration statement of which this prospectus is a part in the ordinary course of business, and, at the time of purchase, had no agreements or understandings, directly or indirectly, with any person to distribute such shares of Common Stock. Other than as described in the table below, the Selling Stockholders and their affiliates have not held a position or office, or had any material relationship, with us within the last three years.

The table below: (1) lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of our Common Stock by the Selling Stockholders; (2) has been prepared based upon information furnished to us by the Selling Stockholders; and (3) to our knowledge, is accurate as of the date of this prospectus. The Selling Stockholders may sell all, some or none of their securities in this offering. The Selling Stockholders identified in the table below may have sold, transferred or otherwise disposed of some or all of their securities since the date of this prospectus in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

	Shares Beneficially Owned Prior to the Offering (1)			Maximum Number of Shares to be sold in this Offering	Shares Beneficially Owned After the Offering (1)(2)
Selling Stockholder	Number		Percentage		Number	Percentage
Entities Affiliated with Oaktree Capital Management, L.P.(3)	908,393	(4)	0.8%	908,393	—	—
TOTAL	908,393			908,393	—	—

(1)

Percentage ownership for the Selling Stockholders is determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder and is based on 110,397,818 outstanding shares of our Common Stock as of March 1, 2022.

(2)

The totals reported in this column assume that (a) all of the securities registered by the registration statement of which this prospectus is a part are sold in this offering; (b) the Selling Stockholders do not (i) sell any of the shares of Common Stock, if any, that have been issued to them other than those covered by this prospectus; and (ii) acquire additional shares of our Common Stock after the date of this prospectus and prior to the completion of this offering.

(3)

On June 19, 2020, entities affiliated with Oaktree Capital Management, L.P., agreed to provide the Company a senior secured term loan facility in an amount of up to $225,000,000, due June 19, 2026, based on the Company’s achievement of certain milestones, including initial disbursements of $100 million. Except as otherwise stated below, the principal business address of Oaktree Capital Management, L.P. and for each of the beneficial owners affiliated with Oaktree Capital Management, L.P. named herein is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(4)

Based on information provided to us, the securities to which this filing relates consists of shares of Common Stock issuable to the following entities, which we refer to collectively as the Selling Stockholders, upon exercise of warrants to purchase Common Stock that are directly owned by them and are currently exercisable: 50,319 shares of Common Stock issuable to Oaktree-TCDRS Strategic Credit, LLC, or Oaktree-TCDRS; 29,937 shares of Common Stock issuable to Exelon Strategic Credit Holdings LLC, or Exelon; 50,503 shares of Common Stock issuable to Oaktree-NGP Strategic Credit LLC, or Oaktree-NGP; 24,407 shares of Common Stock issuable to Oaktree-Minn Strategic Credit, LLC, or Oaktree-Minn; 41,636 shares of Common Stock issuable to Oaktree-Forrest Multi-Strategy, LLC – Series A, or Oaktree-Forrest; 23,837 shares of Common Stock issuable to Oaktree-TBMR Strategic Credit Fund C, LLC, or Oaktree-TBMRC; 37,200 shares of Common Stock issuable to Oaktree-TBMR Strategic Credit Fund F, LLC, or Oaktree-TBMRF; 60,915 shares of Common Stock issuable to Oaktree-TBMR Strategic Credit Fund G, LLC, or Oaktree-TBMRG; 46,575 shares of Common Stock issuable to Oaktree-TSE 16 Strategic Credit, LLC, or Oaktree-TSE; 13,595 shares of Common Stock issuable to INPRS Strategic Credit Holdings, LLC, or INPRS; 91,866 shares of Common Stock issuable to Oaktree Gilead Investment Fund, L.P, or Gilead; 12,249 shares of Common Stock issuable to Oaktree Huntington-GCF Investment Fund (Direct Lending AIF), L.P., or Huntington; 97,205 shares of Common Stock issuable to Oaktree Strategic Income II, Inc., or OSI II; and 328,149 shares of Common Stock issuable to Oaktree Specialty Lending Corporation, or OSLC.

INPRS, Oaktree-TCDRS, Exelon, Oaktree-NGP, Oaktree-Minn, Oaktree-Forrest, Oaktree-TBMRC, Oaktree-TBMRF, Oaktree-TBMRG, and Oaktree-TSE are managed by Oaktree Capital Management, L.P. OSI II and OSLC are managed by Oaktree Fund Advisors, LLC, an affiliate of Oaktree Capital Management, L.P.

The general partner of Gilead is Oaktree Gilead Investment Fund GP, L.P. The general partner of Oaktree Gilead Investment Fund GP, L.P. is Oaktree Fund GP, LLC. The managing member of Oaktree Fund GP, LLC is Oaktree Fund GP I, L.P. The general partner of Oaktree Fund GP I, L.P. is Oaktree Capital I, L.P., or Capital I. The general partner of Capital I is OCM Holdings I, LLC, or Holdings I. The managing member of Holdings I is Oaktree Holdings, LLC, or Holdings. The managing member of Holdings is Oaktree Capital Group, LLC, or OCG. Oaktree Capital Group Holdings, L.P., or OCGH, is the owner of the class B units of OCG; Brookfield Asset Management, Inc., or BAM, is an indirect owner of the class A units of OCG; and BAM Partners Trust, or Partners, is the sole owner of the Class B Limited Voting Shares of BAM.

The general partner of Huntington is Oaktree Huntington-GCF Investment Fund (Direct Lending AIF) GP, L.P. The general partner of Oaktree Huntington-GCF Investment Fund (Direct Lending AIF) GP, L.P. is Oaktree Huntington-GCF Investment Fund (Direct Lending AIF) GP, LLC. The managing member of Oaktree Huntington-GCF Investment Fund (Direct Lending AIF) GP, LLC is Oaktree Fund GP III, L.P. The general partner of Oaktree Fund GP III, L.P. is Oaktree AIF Investments, L.P. The general partner of Oaktree AIF Investments, L.P. is Oaktree AIF Investment GP LLC. The sole managing member of Oaktree AIF Investment GP LLC is Atlas OCM Holdings LLC, or Atlas OCM Holdings. The class A units of Atlas OCM Holdings are indirectly held by BAM; and the class B units of Atlas OCM Holdings are indirectly held by OCGH.

OCG is managed by its 11-member board of directors which is comprised of members appointed by each of OCGH and BAM. OCGH’s general partner is managed by a five-member executive committee, the members of which are Howard S. Marks, Bruce A. Karsh, Jay S. Wintrob, John B. Frank and Sheldon M. Stone. BAM is a publicly traded Canadian corporation with a principal business address of 181 Bay Street, Suite 300, Toronto, Ontario M5J 2T3, Canada. Partners is managed by a seven-member board of directors, each of whom is an officer or director of BAM, with a principal business address of 181 Bay Street, Suite 300, Toronto, Ontario M5J 2T3, Canada.

Each of the direct and indirect authorized officers, general partners, managing members, directors, unit holders, shareholders, and members of the Selling Stockholders may be deemed to share voting and dispositive power over the shares owned by such entities, but disclaims beneficial ownership in such shares except to the extent of any pecuniary interest therein.

Each of the Selling Stockholders is an affiliate of a broker dealer, however, the Selling Stockholders have each represented to us that it purchased all of the securities registered by the registration statement of which this prospectus is a part in the ordinary course of business, and, at the time of purchase, had no agreements or understandings, directly or indirectly, with any person to distribute such shares of Common Stock.

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	the in-kind distribution of the shares by an investment fund to its limited partners, members or other equity holders;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. To the extent permitted by applicable securities laws, the Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The shares of our Common Stock covered by this prospectus are issuable upon exercise of the Warrants to purchase an aggregate of 908,393 shares of Common Stock. The cash exercise price for 50% of the shares underlying the Warrants is $12.63 per share. The cash exercise price for the other 50% of the shares underlying the Warrants is $1.10 per share, which is equal to the 30-day trailing volume weighted average price of the Common Stock as of February 14, 2021. We expect to use any cash proceeds from the exercise of Warrants for general corporate purposes. The Warrants are exercisable on a net exercise cashless basis. If any of the Warrants are exercised on a cashless basis, we would not receive any cash payment from the applicable selling securityholder upon any such exercise of the Warrants.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earliest to occur of (1) December 19, 2022, (2) the occurrence of a Change of Control and (3) such time as there are no shares remaining under this registration statement.

For purposes hereof, a “Change of Control” means an event or series of events (i) as a result of which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all common stock that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of fifty percent (50%) or more of the common stock entitled to vote for members of the Company’s board of directors on a fully diluted basis (and taking into account all such common stock that such person or group has the right to acquire pursuant to any option right); or (ii) that results in the sale of all or substantially all of the assets or businesses of the Company and its consolidated subsidiaries, taken as a whole.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Harter Secrest & Emery LLP, Rochester, New York.

EXPERTS

The financial statements of Athenex, Inc. (“Company”) incorporated in this Prospectus by reference from the Company’s Current Report on Form 8-K dated March 16, 2022, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of the Company’s internal controls over financial reporting). Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus and any accompanying prospectus supplement from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC, except for information “furnished” under Items 2.02 or 7.01 and any related Items 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021;

•	Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2021, to the extent incorporated by reference in Part III of our Form 10-K;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 , June 30, and September 30, 2021, filed with the SEC on May 5, August 5, and November 4, 2021, respectively;

•

Current reports on Form 8-K filed with the SEC on February 18, 2021, May  5, 2021 (as amended on July  20, 2021), June  23, 2021, August 5, 2021, August  20, 2021, September 3, 2021, December 28, 2021, January 12, 2022, January  21, 2022, February 15, 2022, February 22, 2022, and March 16, 2022; and

•

The description of our Common Stock contained in our registration statement on Form 8-A, filed with the SEC on June 12, 2017, and any amendment or report filed for the purpose of updating such description (including Exhibit 4.2 to our Annual Report on Form 10-K filed with the SEC on March 2, 2020).

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Athenex, Inc.

1001 Main Street, Suite 600

Buffalo, NY 14203

(716) 427-2950

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.athenex.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

ATHENEX, INC.

908,393 Shares of Common Stock Offered by the Selling Stockholders

PROSPECTUS

March 16, 2022

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

Item
SEC registration fee	$1,293
Legal fees and expenses*	20,000
Accounting fees and expenses*	30,000
Printing and miscellaneous fees and expenses*	4,000
Total	$55,293

*	Indicates an estimate

Item 15.	Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended. Our amended and restated certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent permitted by law and requires us to pay expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon our receipt of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. Our certificate of incorporation further provides that rights conferred under such certificate of incorporation do not exclude any other right such persons may have or acquire under the certificate of incorporation, the bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

The amended and restated certificate of incorporation also provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the amended and restated certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us for acts or omissions not in good faith or involving intentional misconduct, or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. We also maintain directors’ and officers’ liability insurance that provides coverage (1) to our directors and officers against loss arising from claims arising from or incurred as a result of such service and (2) to us with respect to indemnification payments that we may make to our directors and officers.

In addition, we have agreements to indemnify our directors and certain of our officers in addition to the indemnification provided for in the amended and restated certificate of incorporation. These agreements, among other things, indemnify our directors and some of our officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in our right, on account of services by that person as a director or officer of our company or as a director or officer of our subsidiary, or as a director or officer of any other company or enterprise that the person provides services to at our request.

Item 16.	Exhibits

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant for expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description	Location

4.1	Form of Warrant to Purchase Common Stock	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 22, 2020

4.2	Third Amendment to the Credit and Guaranty Agreement and First Amendment to the Warrants, dated as of January 19, 2022, by and among Athenex, Inc. and the lenders and warrant holders party thereto	Filed herewith

5.1	Opinion of Harter Secrest & Emery LLP	Filed herewith

10.1	Registration Rights Agreement by and among Athenex, Inc. and the purchasers named therein, dated as of June 19, 2020	Incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed on August 6, 2020

23.1	Consent of Deloitte & Touche LLP	Filed herewith

23.2	Consent of Harter Secrest & Emery LLP	Filed herewith (included in Exhibit 5.1)

24.1	Power of Attorney	Included on signature page of Form S-3 (File No. 333-241665) filed on August 6, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Buffalo, State of New York, on March 15, 2022.

ATHENEX, INC.

By:	/s/ Johnson Y.N. Lau
Johnson Y.N. Lau
Chief Executive Officer and Board Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Johnson Y.N. Lau Johnson Y.N. Lau	Chief Executive Officer and Board Chairman (Principal Executive Officer)	March 15, 2022

/s/ Joe Annoni Joe Annoni	Chief Financial Officer (Principal Financial and Accounting Officer)	March 15, 2022

* Kim Campbell	Director	March 15, 2022

* Stephanie Davis	Director	March 15, 2022

* Manson Fok	Director	March 15, 2022

* Jordan Kanfer	Director	March 15, 2022

/s/ Robert Spiegel Robert Spiegel	Director	March 15, 2022

* Benson Kwan Hung Tsang	Director	March 15, 2022

* John Moore Vierling	Director	March 15, 2022

*	Director	March 15, 2022
Jinn Wu

*By:	/s/ Johnson Y.N. Lau
Johnson Y.N. Lau, as attorney-in-fact